Exhibit 10.2

FORM OF SECURITIES PURCHASE AGREEMENT

TO:        METHYLGENE INC. (the “Corporation”)

The undersigned (the “Purchaser”) hereby subscribes for and agrees to purchase the number of units of the Corporation (the “Units”) set forth on the following page at a price of C$0.145 per Unit (the “Subscription Price”). The Purchaser agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Common Shares and Warrants of MethylGene Inc.” The Purchaser further agrees, without limitation, that the Corporation may rely upon its representations, warranties and covenants contained in this document. Each Unit purchased will consist of one (1) common share in the capital of the Corporation (a “Common Share”) and thirty one-hundredths (0.30) of a common share purchase warrant (each whole common share purchase warrant, a “Warrant”). Each whole Warrant shall be exercisable for a period of five (5) years following the Closing Date (as defined herein) and entitle the holder thereof to acquire one (1) Common Share (a “Warrant Share”) at a price of C$0.174. The certificates representing the Common Shares and Warrants will be registered and delivered as indicated on the following page.

[Signature page follows]

Beneficial Purchaser Information:	Number of Units:

Name of Purchaser (please print)	Aggregate Subscription Price: C$

Deliver the Common Shares and Warrants as set forth below:
By:
Authorized Signature
Name

Official Capacity of Title (please print)
Account Reference, if applicable

Please print name of individual whose signature appears
above if different than the name of the purchaser printed above.)	Contact Name

Purchaser’s Address	Telephone Number

Purchaser’s Telephone Number	Present Ownership of Securities:
List number and type(s) of securities held
Purchaser’s Fax Number:

Registration Instructions:

Name:

Account reference, if applicable

Address

ACCEPTANCE: The Corporation hereby accepts the above subscription and agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Common Shares and Warrants of MethylGene Inc.” and in this Agreement. The Corporation further agrees, without limitation, that the Purchaser may rely upon its representations, warranties and covenants contained in this document.

, 2012

METHYLGENE INC.

By:

THE “TERMS AND CONDITIONS OF SUBSCRIPTION FOR COMMON SHARES AND WARRANTS OF METHYLGENE INC.” AND SCHEDULES THERETO ARE INCORPORATED IN THIS SECURITIES PURCHASE AGREEMENT AND FORM INTEGRAL PARTS HEREOF.

[Signature page to SECURITIES PURCHASE AGREEMENT]

TERMS AND CONDITIONS OF SUBSCRIPTION

FOR COMMON SHARES AND WARRANTS OF METHYLGENE INC.

ARTICLE 1

DEFINITIONS

Certain terms and abbreviations used in this Agreement shall have the meaning given below: “2011

Agreements” means the securities purchase agreements entered into by the Corporation and certain investors effective as of March 24, 2011.

“2011 Offering” means the offering by the Corporation of units pursuant to the 2011 Agreements.

“2011 Pre-Emptive Rights” means the pre-emptive rights set forth in Section 4.1 of the 2011 Agreements.

“2011 Pre-Emptive Right Investors” means each investor of the Corporation that was entitled to the 2011 Pre-Emptive Rights and did not become an 2012 Pre-Emptive Rights Investor.

“2012 Pre-Emptive Rights Investors” has the meaning ascribed thereto in Section 4.1 of thisAgreement;

“Affiliate” shall have the meaning to such term in NI 45-106. With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Aggregate Subscription Price” means, as to the Purchaser, the aggregate amount to be paid for Units purchased hereunder as specified on the signature page of this Agreement in immediately available funds.

“Agreement” means, collectively, the Securities Purchase Agreement attached hereto, the “Terms and Conditions of Subscription for Common Shares and Warrants of MethylGene Inc.” and the “Schedules” hereto.

“Business Day” means any day (other than a Saturday, Sunday, statutory or civic holiday) on which banks are open during normal business hours in Montreal, Canada.

“C$” refers to the dollar currency of Canada. “Closing”

means the closing of the sale of the Units. “Closing Date”

means the date at which the Closing occurs.

“Common Share Equivalents” means any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Shares, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Co-Lead Investors” means Tavistock Life Sciences and Baker Brothers Life Sciences, L.P.

“Corporation Counsel” means Davies Ward Phillips & Vineberg LLP.

“Financial Statements” means the audited financial statements of the Corporation, the accompanying notes and the auditors’ report thereon for the year ended December 31, 2011 and the unaudited financial statements of the Corporation and the accompanying notes for the six-month period ended June 30, 2012, all as filed with the securities regulators in each of the provinces of Canada pursuant to the applicable Securities Laws, and also includes any financial statements filed by the Corporation on SEDAR after the date of this Agreement and prior to the Closing Date.

“Intermediaries” means, collectively, Jefferies and MTS.

“Lead Investor” means Tavistock Life Sciences.

“Investors” means investors purchasing Units under this Offering, including the Purchaser, and “Investor” means any one of them.

“Jefferies” means Jefferies & Company, Inc.

“knowledge” means the actual knowledge of the senior officers of the Corporation with respect to such matter so long as such individual can demonstrate that he has made due inquiry in the circumstances regarding the relevant matter or, if any such individual cannot so demonstrate, the actual and constructive knowledge such individual would have had after making due inquiry regarding the relevant matter.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal or pre-emptive right.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Corporation; or (iii) a material adverse effect on the Corporation’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document, in each case, other than any effect, either alone or in combination with any other effect, directly or indirectly, arising out of, relating to, affecting or attributable to (and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect):

(a)           the Canadian or global economy, political conditions or securities markets in general;

(b)           the biopharmaceutical industry in general;

(c)           a change in the market trading price of the Common Shares, either:

(i)                          related to this Agreement or the announcement thereof or the pendency of the transactions contemplated hereby (including any shareholder litigation); or

(ii)                       related to such a change in the market trading price primarily resulting from a change, effect, event or occurrence excluded from this definition of Material Adverse Effect referred to in clause (a), (b) or (d); or

(d)                                 generally applicable change in applicable Laws (other than orders, judgments or decrees against the Corporation or any of its subsidiaries) or in IFRS,

provided, however, that the effect referred to in clause (a), (b) or (d) above does not primarily relate only to (or have the effect of primarily relating only to) the Corporation or materially adversely affect disproportionately the Corporation compared to other companies operating in biopharmaceutical industry.

“MTS” means MTS Securities, LLC.

“NI 45-106” means, collectively, National Instrument 45-106 — Prospectus and Registration Exemptions and Regulation 45-106 respecting Prospectus and Registration Exemptions (Québec).

“Offering” means the offering and sale by the Corporation of approximately C$26.1 million of Units at a price per Unit of C$0.145.

“Permanent Information Record” means information concerning the Corporation contained in (i) the Financial Statements; (ii) the management proxy circular dated May 11, 2012, distributed in connection with the annual meeting of shareholders of the Corporation held on June 27, 2012; (iii) the annual information form of the Corporation dated March 30, 2012 for the year ended December 31, 2011; (iv) management’s discussion and analysis of the financial condition and results of operations for the financial year ended December 31, 2011 compared to the year ended December 31, 2010 and the quarter ended June 30, 2012 with the quarter ended June 30, 2011; (v) the 2011 annual report of the Corporation filed on SEDAR on June 1, 2012, all as filed with the securities regulators in each of the provinces of Canada pursuant to the applicable Securities Laws. Any documents of the type referred to in this paragraph, or any material change report (excluding confidential material change reports) or any amendments or restatements thereto filed by the Corporation on SEDAR after the date of this Agreement and prior to the Closing Date, shall be deemed to be included in the definition of “Permanent Information Record” for the purposes of this Agreement.

“Permitted Exchange” means the New York Stock Exchange, NYSE Arca, NYSE MKT LLC or the NASDAQ Stock Market.

“Permitted Liens” means (i) Liens for taxes not yet due or payable or that are being contested in good faith by appropriate Proceedings for which adequate reserves are maintained by the Corporation; (ii) Liens in favour of vendors, carriers, warehousemen, repairmen, mechanics, workers, materialmen, construction or other Liens arising by operation of law or in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate Proceedings, for which adequate reserves are maintained by the Corporation; (iii) easements, servitudes, reservations, rights of way, restrictions, covenants, conditions and other similar encumbrances whether of record or apparent on the premises, including road, highway, pipeline, railroad and utility easements and servitudes, and municipal, zoning and building by-laws which do not, individually or in the aggregate, materially interfere with the use, occupancy or operation of the leased real property of the Corporation as currently used, occupied and operated or as intended to be used, occupied and operated; (iv) statutory Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, employment insurance and other social security legislation that are not material; and (v) the Liens listed on Schedule 1.

“Person” means any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Private Placement” means any offering of securities by the Corporation that benefits from a prospectus exemption under NI 45-106.

“Proceeding” means an action, course of action, demand, claim, charge, prosecution, complaint, suit, inquiry, notice of violation, litigation, assessment, reassessment, grievance, arbitration, hearing, investigation or proceeding, whether civil, criminal or administrative, at law or in equity, commenced or threatened.

“Public Offering” means any offering of securities by the Corporation that does not benefit from a prospectus exemption under NI 45-106.

“Securities” means, collectively, the Common Shares, the Warrants and the Warrant Shares.

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the provinces of Canada, in the United States and in each state of the United States, and the applicable policy statements issued by the securities regulators in each of the provinces of Canada and in the United States, together with all applicable stock exchange rules.

“SEDAR” means the System for Electronic Document Analysis and Retrieval (www.sedar.com) administered for the Canadian Securities Administrators.

“Shareholder Approval” means such approval as will be required by law and by the applicable rules and regulations of the TSX (or any successor entity) from the shareholders of the Corporation with respect to the transactions contemplated by the Transaction Documents.

“Subscription Price” means C$0.145 per Unit.

“Subsidiary” means any direct and indirect domestic subsidiaries of the Corporation as of the date hereof.

“Transaction Documents” means this Agreement and the certificates representing the Warrants. “TSX” means the Toronto Stock Exchange.

“U.S. Person” shall have the meaning assigned to such term by Rule 902 of Regulation S promulgated under the U.S. Securities Act, which definition shall include, but not be limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. person, and any partnership or company organized or incorporated under the laws of the United States.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“Units” shall have the meaning ascribed to such term on the signature page of this Agreement. “Warrants” means, collectively, the Common Share purchase warrants, substantially in the form of the draft Warrant certificate contained in Schedule A attached hereto, delivered to the Investors at the Closing.

“Warrant Shares” means the Common Shares issuable or issued upon the exercise of the Warrants.

ARTICLE 2

PURCHASE AND SALE

2.1          Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Corporation agrees to sell, and the Purchaser agrees to purchase, the number of Units set forth on the signature page of this Agreement. The Purchaser shall deliver to the Corporation via wire transfer or a certified cheque in immediately available funds equal to their Aggregate Subscription Price and the Corporation shall deliver to the Purchaser its respective Common Shares and Warrants as determined pursuant to Section 2.3(a) and the other items set forth in Section 2.3 issuable at the Closing. The Purchaser understands that pursuant to the Offering, the Corporation intends to offer up to 179,690,970 Units to eligible investors.

2.2          Closing Date. The Closing Date shall be on or about November 19, 2012 and shall in no event be later than December 31, 2012 or such later date as may be agreed to by the Corporation and the Lead Investor and all events required to occur on the Closing Date shall occur, subject to satisfaction of the conditions set forth in Sections 2.3 or 2.4, at the offices of Corporation Counsel in Montreal, Canada.

2.3          Deliveries.

(a)         On the Closing Date, the Corporation shall deliver or cause to be delivered to the Purchaser the following:

(i)  the number of Common Shares registered in the name of the Purchaser, that is equal to the number of Units set forth on the signature page of this Agreement;

(ii) a Warrant certificate, substantially in the form of Schedule A attached hereto, registered in the name of the Purchaser to purchase up to a number of Common Shares equal to 30% of the number of Common Shares being purchased by the Purchaser pursuant to Section 2.3(a)(i), with an exercise price equal to C$0.174 exercisable for a period of 5 years following the Closing Date, subject to the adjustments described in the Warrants;

(iii) evidence that the Shareholder Approval has been obtained;

(iv) a certificate addressed to the Investors, dated as of the Closing Date, signed by the President and Chief Executive Officer or by the Chief Financial Officer of the Corporation certifying on behalf of the Corporation that the representations and warranties of the Corporation contained herein are true and correct and all the terms and conditions relating to the Corporation contained herein and required to be performed and complied with by the Corporation by or at the time of Closing have been performed and complied with by the Corporation;

(v) a certificate dated as of the Closing Date, signed by appropriate officers of the Corporation, addressed to the Investors and the Investors’ counsel, with respect to the articles and by-laws of the Corporation, all resolutions of the Corporation’s board of directors (the “Board”) relating to the Offering, the resolution of the holders of the Common Shares and the incumbency and specimen signatures of signing officers of the Corporation; and

(vi) an opinion dated as of the Closing Date, of Corporation Counsel addressed to the Investors substantially in the form attached as Schedule 2.3(a)(v)(x) hereto and a “no registration” opinion of the U.S. counsel to the Corporation, substantially in the form attached as Schedule 2.3(a)(v)(y). Such opinions shall state that the Intermediaries shall be entitled to rely thereon as if they had been addressed and delivered to them.

(b)         On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Corporation the Aggregate Subscription Price by wire transfer or certified cheque to the account as specified in writing by the Corporation.

2.4          Closing Conditions.

(a)         The obligations of the Corporation hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, if qualified by materiality, in all respects) when made and on the Closing Date (as if made on and as of the Closing Date) of the representations and warranties of the Purchaser contained herein;

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii) the Corporation shall have received confirmation of any required approvals of the transactions contemplated hereby by all securities regulatory authorities having jurisdiction over such transactions;

(iv) the Shareholder Approval shall have been obtained;

(v) the delivery by the Purchaser of the items set forth in Section 2.3(b) of this Agreement;

(vi) the issue and sale of the Units shall be exempt from the prospectus and registration requirements, and upon exercise of the Warrants the Warrant Shares will be exempt from such requirements, provided for or obtained under the Securities Laws; and

(vii) the receipt from each Intermediary of a certificate, substantially in the form attached as Schedule 2.4(a)(vii) hereto, relating to its conduct of the offering in the United States (the “Intermediary Certificates”).

(b)         The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, if qualified by materiality, in all respects) on the Closing Date (as if made on and as of the Closing Date) of the representations and warranties of the Corporation contained herein;

(ii) all obligations, covenants and agreements of the Corporation required to be performed at or prior to the Closing Date shall have been performed;

(iii) the Corporation shall have received confirmation of any required approvals of the transactions contemplated hereby by all securities regulatory authorities having jurisdiction over such transactions;

(iv) the Shareholder Approval shall have been obtained;

(v) the delivery by the Corporation of the items set forth in Section 2.3(a) of this Agreement;

(vi) the issue and sale of the Units shall be exempt from the prospectus and registration requirements provided for or obtained under the Securities Laws; and

(vii) there shall have been no Material Adverse Effect (as defined herein) with respect to the Corporation since the date hereof.

2.5          Sales of Units in Canada. Each Investor resident in Canada and the Corporation acknowledge that any sales of Units in Canada under the Offering will be conducted by the Corporation and will not involve the Intermediaries, all in compliance with applicable Securities Laws.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1          Representations, Warranties and Covenants of the Corporation. Except as set forth under the corresponding section of the disclosure schedules attached to this Agreement (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof, the Corporation hereby makes the representations, warranties and covenants set forth below to the Purchaser.

(a)         Subsidiaries. Except as disclosed in Schedule 3.1(a), the Corporation owns, directly or indirectly, no equity interest in any Subsidiary.

(b)         Organization and Qualification. The Corporation has been duly amalgamated, and is a valid and subsisting corporation under the laws of Canada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to own or lease its properties and assets. The Corporation is a reporting issuer (or its equivalent) not in default of any material requirement of the Securities Act of each of the provinces of Canada, and the respective regulations thereunder.

The Corporation is not in violation or default of any of the provisions of its certificate of amalgamation, bylaws or other organizational or charter documents. The Corporation is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and to the Corporation’s knowledge no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)         Authorization; Enforcement. The Corporation has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder, including to issue, sell and deliver the Securities in accordance with the Transaction Documents. The execution and delivery of each of the Transaction Documents by the Corporation and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Corporation and no further action is required by the Corporation in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Corporation and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)         No Conflicts. The execution, delivery and performance of the Transaction Documents by the Corporation and the consummation by the Corporation of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the articles of the Corporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Corporation, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Corporation debt or otherwise) or other understanding to which the Corporation is a party or by which any property or asset of the Corporation is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any applicable law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Corporation is subject, or by which any property or asset of the Corporation is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have a Material Adverse Effect.

(e)         Filings, Consents and Approvals. The Corporation is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with any governmental authority or other Person in connection with the execution, delivery and performance by the Corporation of the Transaction Documents, other than: (i) the notice and application to the TSX for the issuance and sale of the Common Shares and Warrants and the listing of the Common Shares and the Warrant Shares for trading thereon in the time and manner required thereby; (ii) Shareholder Approval, which will be satisfied by providing the TSX with either written evidence that holders of more than 50% of the Common Shares are in favour of the Offering or with written evidence of the approval of a majority of holders of Common Shares that are present and voting (in person or by proxy) at a duly called meeting of such holders (in either case excluding the insiders of the Corporation participating in the transactions contemplated by this Agreement not being eligible to vote their securities in respect of such approval); and (iii) such securities filings as are required to be made under applicable Securities Laws (collectively, the “Required Approvals”).

(f)         Issuance of the Securities. The Common Shares and Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens. The Corporation has reserved from its duly authorized share capital up to 53,907,291 Common Shares for issuance of the Warrant Shares on the date hereof, which will constitute, as of the Closing Date, a sufficient number of Common Shares to be issued upon exercise of all the Warrants sold to the Investors in the Offering.

The Common Shares and Warrant Shares are and will be at the time of issue to the Purchaser, part of a class of shares of the Corporation that is presently, and will be at the time of issue to the Purchaser, listed and posted for trading on the TSX, and the Common Shares and the Warrant Shares issuable pursuant to this Agreement and/or upon the exercise of the Warrants will, at the time of issue to the Purchaser, have been conditionally approved to be listed and posted for trading on the TSX. The Corporation will take or cause to be taken all steps necessary to comply with all of the requirements of the TSX in connection with the issuance to the Purchaser of the Common Shares, Warrants and Warrant Shares pursuant to this Agreement and to permit such Common Shares and Warrant Shares to be listed and posted for trading on the TSX.

(g)                           Capitalization. The capitalization of the Corporation is set forth on Schedule 3.1(g). Except as disclosed in the Schedule 3.1(g), no Person has any right of first refusal, pre- emptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed in Schedule 3.1(g) or as contemplated by this Agreement there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares, or contracts, commitments, understandings or arrangements by which the Corporation is or may become bound to issue additional Common Shares or Common Share Equivalents. Except as disclosed in the Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Corporation to issue Common Shares or other securities to any Person (other than the Investors) and will not result in a right of any holder of Corporation securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of the Corporation are validly issued, fully paid and non-assessable, have been issued in compliance with all Securities Laws, and none of such outstanding shares was issued in violation of any pre-emptive rights or similar rights to subscribe for or purchase securities. Except as otherwise provided in this Agreement, no further approval or authorization of any shareholder, the Board or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Corporation’s capital stock to which the Corporation is a party or, to the knowledge of the Corporation, between or among any of the Corporation’s shareholders.

(h)                          Permanent Information Record; Financial Statements. The documents comprising the Permanent Information Record at their applicable dates of filing with the securities regulatory authorities pursuant to the applicable Securities Laws (i) complied in all material respects with the requirements of the Securities Laws; (ii) did not contain any misrepresentations; (iii) constituted full, true and plain disclosure of the material facts relating to the Corporation; and (iv) did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made. The Financial Statements of the Corporation included in the Permanent Information Record complied in all material respects with applicable accounting requirements and the rules and regulations of Securities Laws with respect thereto as in effect at the time of filing. The Financial Statements have been prepared in accordance with International Financial Reporting Standards applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in the Financial Statements or the notes thereto, and fairly present in all material respects the financial position of the Corporation as of and for the date thereof and the results of operations and cash flows for the period then ended. The accountants who reported on and audited the Financial Statements, are independent with respect to the Corporation within the meaning of the Canadian Institute of Chartered Accountants Handbook. The Corporation has filed all documents required to be filed by it under Securities Laws.

(i)                              Material Changes. Since the date of the Financial Statements, except as specifically disclosed in the Permanent Information Record or the Financial Statements as filed on SEDAR as at the date hereof: (i) there has been no event, occurrence or development that has had a Material Adverse Effect; (ii) the Corporation has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Financial Statements pursuant to IFRS or required to be disclosed in filings made with the regulatory authorities; (iii) the Corporation has not altered its method of accounting; (iv) the Corporation has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its share capital; and (v) the Corporation has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Corporation stock option plans. The Corporation does not have pending before any regulatory authorities any request for confidential treatment of information.

(j)                             Litigation. There are no Proceedings pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation, or any of its respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities; or (ii) could, if there were an unfavourable decision, have a Material Adverse Effect. Except as set forth on Schedule 3.1(j), neither the Corporation, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under the Securities Laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Corporation, there is not pending or contemplated, any investigation by the regulatory authorities involving the Corporation or any current or former director or officer of the Corporation. The regulatory authorities have not issued any stop order or other order suspending the effectiveness of any documents filed by the Corporation under the Securities Laws and the rules and policies of the TSX.

(k)                          Labour Relations. No material labour dispute exists or, to the knowledge of the Corporation, is imminent with respect to any of the employees of the Corporation.

(l)                              Compliance. The Corporation: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Corporation), nor has the Corporation received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is not in violation of any order of any court, arbitrator or governmental body; and (iii) neither is nor has been in material violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, provincial, state and local laws applicable to its business.

(m)                      Regulatory Permits. The Corporation possesses all material certificates, authorizations and permits issued by the appropriate Canadian federal, provincial or local regulatory authorities necessary to conduct its business (the “Material Permits”), and the

Corporation has not received any notice of Proceedings relating to the revocation or modification of any Material Permit.

(n)                          Title to Assets. The Corporation has good and marketable title to all real property owned by it that is material to the business of the Corporation and good and marketable title in all personal property owned by it that is material to the business of the Corporation, in each case free and clear of all Liens except for Permitted Liens. Any real property and facilities held under lease by the Corporation are held by it under valid, subsisting and enforceable leases of which the Corporation is in material compliance.

(o)                          Patents and Trademarks. The Corporation owns, or has sufficient legal rights to use, all patents, patent applications, trademarks, trade names, copyrights, trade secrets and other proprietary information necessary or material for use in connection with its business as presently conducted (collectively, “Intellectual Property Rights”). The Corporation has not received a written notice that any of the Intellectual Property Rights used by the Corporation violates or infringes upon the existing rights of any Person. To the knowledge of the Corporation, all such Intellectual Property Rights are enforceable and there is no existing infringement by the Corporation of any currently issued and enforceable patents, trademarks, trade names, copyrights or trade secrets of any other Person. To the Corporation’s knowledge, the Corporation has not violated or, by conducting its business as presently conducted or as presently proposed to be conducted, as indicated in the Permanent Information Record, would not violate, any currently issued and enforceable patents, trademarks, trade names, copyrights or trade secrets of any other Person. The Corporation is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Corporation or that would conflict with the Corporation’s business. Except as indicated in the Permanent Information Record, no claim by any third party contesting the validity, enforceability, use or ownership of any of the Corporation’s rights to the Intellectual Property Rights has been made, is currently outstanding or, to the knowledge of the Corporation, is threatened. The Corporation has taken all commercially reasonable actions to maintain and protect all of the Corporation’s Intellectual Property Rights. The Corporation does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Corporation. Since April, 2011 no material event has occurred during filing, prosecution, or post allowance maintenance, or during any other proceeding relating to, the Corporation’s patents or patent applications that would make invalid or unenforceable, or negate the coverage or ownership of such patents and patent applications of the Corporation or its subsidiaries.

(p)                          Clinical Trials and Conduct of Business. The Corporation and its subsidiaries have operated and are currently in material compliance with all applicable rules, regulations and policies of the Therapeutic Products Directorate of the Department of Health and Welfare Canada (the “TPD”), the United States Food and Drug Adminstration (the “FDA”), the European Medicines Evaluation Administration (the “EMEA”) or any other governmental authority having jurisdiction over it and its activities. The research, pre-clinical and clinical validation studies and other studies and tests conducted by or on behalf of or sponsored by the Coporation or its subsidiaries or in which the Corporation or its subsidiaries or their products or product candidates have participated were and, if still pending, are being conducted in all material respects in accordance with good clinical practice and medical standard-of-care procedures including in accordance with the protocols submitted to the FDA, TPD, EMEA, European Commission’ s Enterprise Directorate General or any other Governmental Authority exercising comparable authority and the Corporation does not have Knowledge of any other trials, studies or tests, the results of which reasonably call into question the results of such studies and tests. The Corporation has not received any notices or other correspondence from such regulatory authorities or any other governmental authority or any other person requiring the termination, suspension or material modification of any such research, pre-clinical and clinical validation studies or other studies and tests. All such submissions and any new drug application submission were in material compliance with applicable laws when submitted, do not omit any material information, and no material deficiencies have been asserted by the FDA with respect to any such submissions, except any deficiencies which could not, individually or in the aggregate, have a Material Adverse Effect.

(q)                          Environment. The Corporation has not received notice that it is in default, in a material manner, under any applicable law requirements relating to the protection and preservation of the environment, occupational health and safety or the manufacture, processing, distribution, sale, use, treatments, storage, disposal, discharge, destruction, packaging, labelling, transport or handling of any pollutants, contaminants, chemicals, dangerous substances, or toxic or hazardous wastes, materials or substances (“Environmental Laws”). The Corporation has not received any notice that it is not in material compliance with any reporting and monitoring requirements under any Environmental Laws. The Corporation has not received any notice that it has not obtained all permits under Environmental Laws (the “Environmental Permits”) materially required for its operations and to own, use and operate its assets. The Corporation has not received any notice that any proceeding would be pending or threatened to revoke or limit any of the Environmental Permits.

(r)                             Insurance. The Corporation is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Corporation is engaged, including, but not limited to, directors and officers insurance coverage at least equal to C$5,000,000. To the best of the Corporation’s knowledge, the Corporation has complied with all material terms and conditions of such insurance contracts and policies, including premium payments, and all such policies are in full force and effect. The Corporation has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s)                            Transactions With Affiliates and Employees. Except as set forth in the Permanent Information Record, none of the officers or directors of the Corporation and, to the knowledge of the Corporation, none of the employees of the Corporation is presently a party to any transaction with the Corporation (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Corporation, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of C$50,000 other than: (i) for payment of salary, directors’ or consulting fees for services rendered; (ii) reimbursement for expenses incurred on behalf of the Corporation; and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Corporation.

(t)                             Internal Accounting Controls. The Corporation has established disclosure controls and procedures for the Corporation and designed such disclosure controls and procedures to ensure that material information relating to the Corporation is made known to the certifying officers by others within the Corporation. The Corporation’s certifying officers have evaluated the effectiveness of the Corporation’s controls and procedures as of December 31, 2011 (the “Evaluation Date”). Since the Evaluation Date, there have been no significant changes in the Corporation’s internal controls or, to the Corporation’s knowledge, in other factors that could significantly affect the Corporation’s internal controls.

(u)                          Certain Fees. Neither the Corporation nor any of its officers has retained any placement agent, other than the Intermediaries, with respect to the transactions contemplated by this Agreement and the Corporation shall indemnify and hold harmless the Investors from any liability for any compensation to any placement agent and the fees and expenses of defending against said liability or alleged liability.

(v)                          Private Placement. Subject to the truth and accuracy of the Purchaser’s representations and warranties set forth in Section (hh) and the truth and accuracy of all such representations and warranties made by the other purchasers under the Offering both on the date hereof and on the Closing Date, and subject to the truth and accuracy of the representations and warranties set forth in the Intermediary Certificates, the offer and sale by the Corporation of the Securities to the Purchaser will be exempt from the registration and prospectus requirements under the Securities Laws. As at the Closing Date, the Common Shares and the Warrant Shares will not be subject to a restricted period or statutory hold period under the Securities Laws or to any resale restrictions under the policies of the TSX which extends beyond four (4) months and one (1) day after the Closing Date (except that such securities sold in the United States will be “restricted securities” as defined in Rule 144 under the U.S. Securities Act (and Warrant Shares issued to investors outside the United States may be restricted securities, as defined in Rule 144) and, as a consequence, subject to certain restrictions on resale). Neither the Corporation nor any Person acting on its behalf: (i) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the U.S. Securities Act) or any “direct selling efforts” (within the meaning of Regulation S under the U.S. Securities Act) in the United States, in connection with the offer or sale of the Securities; (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the U.S. Securities Act; (iii) except for offers or sales made to non-U.S. Persons outside the United States in accordance with Regulation S under the U.S. Securities Act, has offered or sold the Units to any Person other than Persons it reasonably believed to be “accredited investors”, as defined in Rule 501(a) under the U.S. Securities Act; or (iv) has issued any Common Shares or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire Common Shares which would be integrated with the sale of the Units for purposes of the U.S. Securities Act. The offer and sale to the Investors of the Units were not made through or as a result of, and the offering of the Units is not being accompanied by, any advertisement in printed media or printed public media of general and regular paid circulation, radio or television or telecommunications, including electronic display or any other form of general solicitation or advertisement in connection with the offer, sale or purchase of the Units.

(w)                        U.S. Investment Company Act. The Corporation is not and, after receipt of the net proceeds from the sale of the Units and application of such proceeds as provided herein, will not be, required to register as an “investment company” under the U.S. Investment Company Act of 1940, as amended.

(x)                          Foreign Issuer. The Corporation is a “foreign issuer” and reasonably believes that there is no “substantial U.S. market interest” (as such terms are defined in Regulation S under the U.S. Securities Act) with respect to the Common Shares; provided however, that the Corporation expects that it will not be a foreign issuer as of June 28, 2013, which would result in additional restrictions on the ability of the Purchasers to resell their Common Shares or Warrant Shares.

(y)                          Listing and Maintenance Requirements. The Common Shares are listed on the TSX and the Corporation has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the listing of the Common Shares nor has the Corporation received any notification that any Person is contemplating terminating such listing. The Corporation has not, in the 12 months preceding the date hereof, received notice from the TSX to the effect that the Corporation is not in compliance with the listing or maintenance requirements of the TSX. The Corporation is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(z)                           Takeover Protections. The Corporation has not entered into a shareholders rights plan agreement or put in place a shareholders rights plan.

(aa)                   Indebtedness. The Permanent Information Record sets forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Corporation, or for which the Corporation has commitments. For the purposes of this Agreement, “Indebtedness” shall mean: (a) any liabilities for borrowed money or amounts owed in excess of C$50,000 (other than trade accounts payable and accrued expenses incurred in the ordinary course of business); (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Corporation’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of C$50,000 due under leases required to be capitalized in accordance with IFRS. The Corporation is not in default with respect to any Indebtedness.

(bb)                   Tax Status. With such exceptions as are not material to the Corporation, or except as may otherwise be set forth or contemplated in the Permanent Information Record: (a) the Corporation has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any governmental authority to be due or owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required to be filed; (b) all filed tax returns are complete and accurate in all material respects; (c) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Corporation; (d) there are no actions, suits, proceedings, investigations or claims threatened or pending against the Corporation in respect of taxes, governmental charges or assessments; and (e) there are no matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

(cc)                     No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Corporation to arise, between the accountants and lawyers formerly or presently employed by the Corporation and the Corporation is current with respect to any fees owed to its accountants and lawyers.

(dd)                   PFIC. If the Corporation is a passive foreign investment company during any year in which a Purchaser who is a U.S. person, as defined in the U.S. Internal Revenue Code, holds Common Shares, at such Purchaser’s request, the Corporation will provide the Purchaser with the information needed to report income and gain pursuant to a qualifying electing fund election.

(ee)                     Representations and Warranties. The Corporation acknowledges and agrees that the Purchaser has made no representations and warranties with respect to the Offering and the Units other than as specifically set forth in this Agreement.

(ff)                       Shareholder Approval Covenant. The Corporation shall use commercially reasonable efforts to obtain Shareholder Approval by obtaining written approvals from the requisite holders of Common Shares as soon as practicable, failing which the Corporation shall prepare and mail an information circular and hold a meeting of holders of Common Shares to vote on the proposed Offering by no later than December 21, 2012 or such later date as may be mutually agreed upon by the Corporation and the Lead Investor.

(gg)                     Regulatory Approvals Covenant. The Corporation will use reasonable commercial efforts to obtain the approval of the TSX by the Closing Date relating to the listing of the Common Shares and Warrant Shares issued hereunder, and any other regulatory approvals required to effect the completion of the Offering.

(hh)                   Material Adverse Effect Covenant. The Corporation shall promptly notify the Purchaser of any event, change, occurrence, condition or development which, individually or in the aggregate, has had or would be reasonably be likely to have a Material Adverse Effect.

(ii)                           Representations and Warranties Covenant. The Corporation will use commercially reasonable efforts not to undertake any action that could reasonably result in any material representation and warranty being made untrue up until the Closing Date.

3.2                               Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents, warrants and covenants to the Corporation and acknowledges that the Corporation is relying thereon that:

(a)                          It has been independently advised as to the applicable restricted period imposed in respect of the Common Shares, the Warrants and the Warrant Shares by applicable securities legislation in the jurisdiction in which it resides, and it is aware of the risks and other characteristics of the Common Shares, Warrants and Warrant Shares and of the fact that it may not be able to resell such securities except in accordance with applicable securities legislation and regulatory policy and compliance with the other requirements of applicable law.

(b)                          It has not received nor has it requested, nor does it have any need to receive, any prospectus or offering memorandum which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Units.

(c)                           Except as set forth herein (including the Disclosure Schedules), it has relied solely upon the Permanent Information Record and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or any other Person in making its decision to invest in the Units.

(d)                          It is resident in the jurisdiction set out on the signature on the cover page hereof and such address was not created and is not being used for the sole purpose of acquiring the Units, and it is not purchasing with a view to the resale or distribution of all or any of the Common Shares, Warrants or Warrant Shares in violation of any applicable Securities Laws.

(e)                           The Purchaser is purchasing the Securities as principal or is deemed to be purchasing as principal under NI 45-106 and is an “accredited investor” as that term is defined in NI 45-106 for the reason that one (1) of the categories set forth in Schedule (hh)(e) attached hereto correctly and in all respects describes the Purchaser, and the Purchaser has so indicated by checking the box opposite such category on Schedule (hh)(e), and any such Purchaser, by signing this Agreement, is certifying that the statements made by checking the appropriate accredited investor category in Schedule (hh)(e) are true and that it was not created or is not used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor”.

(f)                            If the Purchaser is a U.S. Person or is present in the United States either at the time an offer of the Units is made to it or when it gives the buy order for the Units by executing and delivering this Agreement to the Corporation:

(i)                                     it is an “accredited investor” (as defined in Rule 501(a) under theU.S. Securities Act) and as indicated in Schedule (hh)(f);

(ii)                                  is acquiring the Securities for its own account and for investment purposes and not with a view to any resale or other disposition in violation of U.S. securities laws; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific terms and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an available exemption under the U.S. Securities Act;

(iii)                               it consents to the Corporation’s stop transfer order, either on the Corporation’s own books or with a transfer agent or registrar, to implement the restrictions on transfer set forth and described herein;

(iv)                              it has no present contract, undertaking, arrangement or agreement to sell, transfer or grant any participation to any other Person with respect to the Securities;

(v)                                 it has received copies of all the information it has requested from the Corporation that it considers necessary or appropriate for deciding whether to purchase the Units or to verify the information contained in the Permanent Information Record without causing the Corporation unreasonable effort or expense to deliver such information and has been afforded the opportunity to ask such questions as it deemed necessary of, and to receive answers from, representatives of the Corporation concerning the terms and conditions of the Offering and/or the Securities;

(vi)                              understands and acknowledges that at the Closing Date, the Corporation will deliver certificates representing the Common Shares and the Warrants to it registered in its name and that such certificates evidencing the Common Shares and any Warrant Shares and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend, until such time as no longer required under the U.S. Securities Act: THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF METHYLGENE INC. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SALE OF SUCH SECURITIES ONLY, WHETHER DIRECTLY OR INDIRECTLY: (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT; OR (C) PURSUANT TO (I) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE OR (II) ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, PROVIDED THAT A LEGAL OPINION SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR SECURITIES LAWS OF ANY APPLICABLE JURISDICTION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA,

provided that, (A) if the Common Shares and Warrant Shares are being sold under paragraph 3.2(f)(viii)(b) below, except pursuant to Rule 903(b)(3) of Regulation S under the U.S. Securities Act, and, with respect to any Warrant Shares, provided that either (i) the Corporation was a “foreign issuer”, within the meaning of Regulation S under the U.S. Securities Act, at the time the Warrant Shares were issued to the undersigned or (ii) the sale of such Warrant Shares occurs at least 12 months after the Warrant Shares were issued (but only if issued for cash, and not if issued upon a cashless or “net” exercise), the legend may be removed by providing a declaration to Computershare Investor Services Inc., as registrar and transfer agent or warrant agent, in such form as Computershare Investor Services Inc. or the Corporation may from time to time prescribe; and, if requested by the Corporation or Computershare Investor Services Inc., an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws; and provided further, that (B) if any Common Shares or Warrant Shares are being sold under paragraph 3.2(f)(viii)(c)(i), below, the applicable legend may be removed by delivery to Computershare Investor Services Inc. of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, to the effect that, or such certification or other evidence as the Corporation and Computershare Investor Services Inc. may reasonably require to determine that, such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

(vii)                           it understands and acknowledges that the Securities have not been and will not be registered under the U.S. Securities Act, or the securities laws of any state in the United States, based on an exemption from such registration and that the Corporation’s reliance upon such exemption is predicated in part upon its representations contained herein. It further understands and acknowledges that the Securities may not be sold or otherwise transferred unless subsequently registered under the U.S. Securities Act or an exemption from such registration is available, that: (a) the Corporation is under no obligation to register any Securities under the U.S. Securities Act; and (b) has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities;

(viii)                        it understands that the Securities will be “restricted securities” as defined in Rule 144 under the U.S. Securities Act and it will, in the absence of an effective registration statement covering the sale of the Securities, only, sell or otherwise transfer any Securities: (a) to the Corporation; (b) outside the United States in accordance with Regulation S under the U.S. Securities Act; (c) in the case of the Common Shares or Warrant Shares, pursuant to (i) the exemption from registration provided by Rule 144 under the U.S. Securities Act, if available, or (ii) another available exemption from the registration requirements of the U.S. Securities Act, subject to such procedures, including provision of a legal opinion of seller’s counsel, as either the seller of the Common Shares or the Warrant Shares or the Corporation deems necessary to document compliance with the U.S. Securities Act, or (d) in the case of the Warrants, to an “accredited investor” (as defined in Rule 501(a) under the U.S. Securities Act) pursuant to an available exemption from the registration requirements of the U.S. Securities Act, subject to such procedures, including provision of a legal opinion of seller’s counsel, as either the seller of the Warrants or the Corporation reasonably deems necessary to document compliance with the U.S. Securities Act, and in each case in accordance with any applicable state securities laws in the United States or securities laws of any other applicable jurisdiction;

(ix)                              it acknowledges that it has not purchased the Units as a result of any general solicitation or general advertising within the meaning of Regulation D under the U.S. Securities Act, including any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees were invited by general solicitation or general advertising; and

(x)                                 it understands that the Corporation will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements in determining its eligibility to purchase the Units, and it agrees that, if any of the acknowledgements, representations and agreements made by it, or deemed to have been made by it by its purchase of the Units, is no longer accurate, it shall promptly notify the Corporation.

(g)                           If the Purchaser is not making the representations and warranties in subsection (f), the Purchaser (i) is not a U.S. Person and is not acquiring the Units for the account or benefit of a U.S. Person and (ii) the offer to it of the Units was not made in the United States and it was outside the United States when it executed and delivered this Agreement to the Corporation.

(h)                          If the Purchaser is not making the representations and warranties in subsection (f), the Purchaser acknowledges and agrees that (i) the Warrants may be sold or otherwise transferred only pursuant to the provisions of subsection (f)(viii)(a), (b) or (d) and (ii) if at the time a Warrant is exercised by the Purchaser the Corporation is not a “foreign issuer” within the meaning of Regulation S under the U.S. Securities Act: (A) the Warrant Shares issued upon exercise of such Warrant will be “restricted securities,” as defined in Rule 144 under the U.S. Securities Act, and may be sold or otherwise transferred only pursuant to the provisions of subsection (f)(viii); (B) until such time as no longer required under the U.S. Securities Act, certificates evidencing such Warrant Shares will bear the legend set forth in subsection (f)(vi) and the following legend: “HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE U.S. SECURITIES ACT”; and (C) the Purchaser will not engage in any hedging transactions with regard to such Warrant Shares unless in compliance with the U.S. Securities Act.

(i)                              If not an individual, the Purchaser has been duly incorporated or created, as the case may be, and is valid and subsisting under the laws of its jurisdiction of incorporation or creation and has good and sufficient power, authority and right to enter into and deliver this Agreement and to perform its obligations hereunder.

(j)                             This Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Purchaser, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity, the Purchaser has the legal capacity and competence to enter into and be bound by this Agreement and, if the Purchaser is not an individual, all necessary approvals of its directors, shareholders or otherwise have been given and obtained.

(k)                          It understands that the sale and delivery of the Units is conditional upon such offering and sale being exempt from the requirements as to the filing of a prospectus or a registration statement and as to the delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum.

(l)                              If required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise use commercially reasonable efforts to assist the Corporation in filing, such reports, undertakings and other documents with respect to the Offering as may be required.

(m)                      The Purchaser is capable of assessing the proposed investment as a result of the Purchaser’s financial experience.

(n)                          The Purchaser acknowledges that its subscription hereunder constitutes part of the sale of Units under the Offering and that the Corporation proposes to enter into securities purchase agreements in the same form as this Agreement with certain other Investors and expects the Offering to be thereby completed by such sales.

(o)                          This subscription by the Purchaser is subject to the acceptance of the Corporation and is effective only upon such acceptance.

(p)                          The Purchaser has been advised to consult its legal advisors in connection with applicable statutory hold periods and resale restrictions and it (or such others on behalf of whom it is contracting hereunder) is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable hold periods or resale restrictions.

(q)                          The Purchaser’s ability to transfer the Common Shares, Warrants and Warrant Shares is limited by, among other things, applicable Securities Laws and by the provisions of the certificates representing the Warrants.

(r)                             The certificates representing the Common Shares, Warrants and, if issued prior to that date which is four (4) months and one (1) day following the Closing Date, the Warrant Shares will bear, as of the Closing Date, legends as required by and in accordance with Regulation 45-102 respecting Resale of Securities (Québec) and the rules of the TSX.

(s)                            Certificates representing the Warrants and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THIS WARRANT MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS OR (C) TO AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a) UNDER THE U.S. SECURITIES ACT) IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

(t)                             The funds which will be advanced by the Purchaser to the Corporation or its agent hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) and the Purchaser acknowledges that the Corporation may in the future be required by law to disclose the Purchaser’s name and other information relating to this Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge: (a) none of the subscription funds to be provided by the Purchaser: (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction; or (ii) are being tendered on behalf of a Person who has not been identified to the Purchaser; and (b) it shall promptly notify the Corporation if the Purchaser discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

(u)                          The Purchaser acknowledges that this Agreement requires the Purchaser to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Purchaser’s eligibility to purchase the Units under applicable Securities Laws, preparing and registering certificates representing the Common Shares, the Warrants and the Warrant Shares to be issued to the Purchaser and completing filings required by any stock exchange or securities regulatory authority. The Purchaser’s personal information may be disclosed by the Corporation to: (i) stock exchanges or securities regulatory authorities; (ii) the Corporation’s registrar and transfer agent; and (iii) any of the other parties involved in the Offering, including legal counsel and may be included in record books prepared in connection with the Offering. By executing this Agreement, the Purchaser is deemed to be consenting to the foregoing collection, use and disclosure of the Purchaser’s personal information. The Purchaser also consents to the filing of copies or originals of any documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

(v)                          For Purchasers of Securities in Ontario, the Purchaser (i) has been notified by the Corporation (A) that the Corporation is required to provide information (“Personal Information”) pertaining to the Purchaser required to be disclosed in Schedule 1 of Form 45- 106F1 under NI 45-106 (including its name, address, telephone number and the number and value of Common Shares purchased), which Form 45-106F1 is required to be filed by the Corporation under NI 45-106, (B) that the Personal Information will be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106, (C) that such Personal Information is being collected indirectly by the OSC under the authority granted to it pursuant to Securities Laws in Ontario, (D) that such Personal Information is being collected for the purposes of the administration and enforcement of Securities Laws in Ontario, and (E) that the public official in Ontario who can answer questions about the OSC’s indirect collection of the Personal Information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684, and (ii) has authorized the indirect collection of the Personal Information by the OSC. Further, by purchasing the Securities, the Purchaser acknowledges that its name and other specified information, including the number of the Securities it has purchased, may be disclosed to other Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable laws. The Purchaser consents to the disclosure of that information.

(w)                        It is aware of the characteristics of the Units, of the speculative nature of this subscription and of the fact that the Common Shares, Warrants and Warrant Shares may not be resold or otherwise disposed of except in accordance with the provisions of the applicable securities legislation.

(x)                          It is familiar with the aims and objectives of the Corporation and has been informed of the nature of the Corporation’s activities.

(y)                          The Purchaser acknowledges and agrees that the Corporation has made no representations or warranties with respect to the Offering and the Units other than as specifically set forth in this Agreement.

(z)                           The Purchaser confirms and agrees that: (i) it is making its investment decision based on its own independent evaluation of the Corporation, including the representations and warranties being made by the Corporation in this Agreement; and (ii) it has not relied on the advice of, or any representations by, any of the Intermediaries or any Affiliate thereof in making such decision. The Purchaser acknowledges that the Intermediaries have not made any representations or warranties with respect to the Corporation or the transactions contemplated hereby, and the Purchaser will not rely on any statements made by any Intermediary, orally or in writing, to the contrary. The Purchaser acknowledges that none of the Intermediaries or any of their respective representatives has any responsibility with respect to the completeness or accuracy of any information or materials furnished to the Purchaser in connection with the Offering. The Purchaser further acknowledges that the Intermediaries are not responsible for the ultimate success of its investment in the Corporation.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1                               Pre-Emptive Right. In the event that the Corporation proposes to issue any class or series of the equity securities of the Corporation, any voting securities of the Corporation, or any securities convertible or exchangeable into, or entitling purchase of, any of the foregoing (the “Covered Securities” and, as such securities may be offered and/or issued from time to time by the Corporation, collectively “Offered Securities”), the Corporation shall provide written notice (a “Pre-Emption Notice”) to each Investor that has, together with its Affiliates, purchased at least $4,000,000 of the Units sold under the Offering (each a “2012 Pre-Emptive Rights Investor”), specifying the terms and conditions of the proposed issue (the “Covered Offering”), including the amount of money to be raised, the type of security to be issued, the price per security to be issued and the target completion date. In that event, each 2012 Pre-Emptive Right Investor shall then have the right, by written notice to the Corporation (the “Notice of Exercise of Pre-Emptive Rights”) within four (4) Business Days from the date of receipt of the Pre-Emption Notice, in the case of a Covered Offering that is a Private Placement, or within two (2) Business Days from the date of the receipt of the Pre-Emption Notice in the case of a Covered Offering that is a Public Offering, to subscribe, upon the terms and conditions set forth in the Pre-Emption Notice, for up to the number of Offered Securities which is equal to the number of the Offered Securities offered in the Covered Offering in proportion to the aggregate holding of Covered Securities by the 2012 Pre- Emptive Right Investor in relation to the total number of Covered Securities issued and outstanding immediately prior to the issuance of Offered Securities (the “Pre-Emptive Rights”) for a period until [ ], 2016. The Pre-Emptive Rights shall not apply to issuances of Offered Securities pursuant to (i) the Corporation’s stock option plan; (ii) collaboration agreements entered into by the Corporation; (iii) a Public Offering at a price per security at least 100% greater than the Subscription Price, in connection with which the securities being sold are listed on a Permitted Exchange, for total proceeds of at least C$50,000,000 and conducted by a recognized, full service investment banking firm; or (iv) the exercise of the Warrants.

4.2                               Pre-Emptive Right Replacement. The Corporation and each 2012 Pre-Emptive Rights Investor that was previously entitled 2011 Pre-Emptive Rights under the 2011 Agreements (each a “Upgraded Pre-Emptive Rights Investor”) agree that the Pre-Emptive Rights shall replace and supersede the 2011 Pre-Emptive Rights for each Upgraded Pre-Emptive Rights Investor. For greater certainty any Covered Securities owned by an Upgraded Pre-Emptive Right Investor, including any Covered Securities acquired after the date hereof and the securities purchased under the 2011

Agreements, if still held by such Upgraded Pre-Emptive Right Investor, will form part of such Upgraded Pre-Emptive Right Investor’s Covered Securities for the purposes of calculating the number of Offered Securities such Upgraded Pre-Emptive Right Investor may purchase pursuant to its Pre-Emptive Rights hereunder.

4.3                               Additional Rights. The Co-Lead Investors shall also have a right (the “Additional Rights”), but not the obligation, to acquire any Offered Securities that are subject to the Pre-Emptive Rights or the 2011 Pre-Emptive Rights but which are not otherwise purchased by a 2012 Pre-Emptive Right Investor or any 2011 Pre-Emptive Rights Investor, respectively. Each of the Co-Lead Investors may exercise its Additional Rights by stating in its Notice of Exercise of Pre-Emptive Rights (i) that it shall acquire up to its pro rata share of the Offered Securities which are not otherwise purchased by the other 2012 Pre-Emptive Right Investors and the 2011 Pre-Emptive Right Investors; and (ii) the exact number of Offered Securities to be acquired. Should the Notice of Exercise of Pre-Emptive Rights of any

Co-Lead Investor not include the information specified in the preceding sentence, any such Co-Lead Investor shall be deemed to waive its Additional Rights. In the event that one of the Co-Lead Investors does not exercise its Additional Rights, the Co-Lead Investor which has exercised its Additional Rights shall have the right, but not the obligation, to acquire the remaining Offered Securities that are subject to the Pre-Emptive Rights and 2011 Pre-Emptive Rights but that are not otherwise purchased by the other 2012 Pre-Emptive Right Investors and the 2011 Pre-Emptive Right Investors, respectively. The Corporation and each Co-Lead Investor agree that the Additional Rights in this section 4.3 shall replace and supersede the rights set forth in section 4.2 of the 2011 Agreements to which the Co-Lead Investors and Corporation are party.

4.4                               Rights to Appoint an Observer and a Director. Each of the Co-Lead Investors shall, until such time as such Co-Lead Investor beneficially owns less than 10% of the issued and outstanding Common Shares, calculated on a partially diluted basis (i.e., assuming only the exercise of any convertible securities or rights to acquire Common Shares of the Co-Lead Investor), have the right, but not the obligation to appoint one (1) observer to the Board, whether or not the Co-Lead Investor’s observer nominee is independent of the Co-Lead Investor, and each observer shall have the right to receive notice of and attend the meetings of the Board, and shall each have the right to address the Board at any of its meetings, but who shall not have any right to vote thereat. In addition to appointing an observer, each of the Co-Lead Investors shall, until such time as such Co-Lead Investor beneficially owns less than 10% of the issued and outstanding Common Shares, calculated on a partially diluted basis (i.e., assuming only the exercise of any convertible securities or rights to acquire Common Shares of the Co- Lead Investor), have the right, but not the obligation, to nominate one (1) person to the Board whether or not the Co-Lead Investor’s Board nominee is independent of the Co-Lead Investor. The Corporation shall include each Co-Lead Investor’s director nominee in its proposed slate of directors at each annual or special (if applicable) meeting and shall recommend that shareholders vote in favour of such nominee. In the event that a Co-Lead Investors’ nominated Board member resigns his/her Board seat or is removed or otherwise fails to become or ceases to be a director for any reason, the vacancy will be filled by the election or appointment of another director nominated by the Co-Lead Investor as soon as possible and the right of that Co-Lead Investor to appoint or nominate, as the case may be, an observer or a director to the Board shall continue until the such time as such Co-Lead Investor beneficially owns less than 10% of the issued and outstanding Common Shares, calculated on a partially diluted basis (i.e., assuming only the exercise of any convertible securities or rights to acquire Common Shares of the Co-Lead Investor). Furthermore, the Co-Lead Investors and the Corporation hereby agree that section 4.3 of the 2011 Agreements to which each of the Co-Lead Investors is a party is superseded and replaced by this section 4.4.

4.5                               Securities Laws Disclosure; Publicity. The Corporation shall, within 10 days following the Closing Date, issue a Material Change Report disclosing the material terms of the transactions contemplated hereby. Neither the Corporation nor the Purchaser shall issue any such press release or otherwise make any such public statement in respect of this Offering without prior consultation of the Lead Investor, in the case of the Corporation and the Investors, and without the prior consent of the Corporation, in the case of the Purchaser, regarding such public statement or communication, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Corporation shall not publicly disclose the name of the Purchaser without the prior consent of the Purchaser, except: (i) for any public statement or communication incorporating by reference or otherwise the information contained in the Material Change Report described in this Section 4.5; (ii) as required by the U.S. Securities Act; and (iii) to the extent such disclosure is required by Securities Law or the rules and policies of the TSX or otherwise as described in Sections 3.2(t), 3.2(u) and 3.2(v) above, in which case the Corporation shall provide the Purchaser with prior notice of such disclosure permitted under sub- clause (ii) or (iii) to the extent that such prior notice is permitted by law.

4.6                               Use of Proceeds. The Corporation shall use the net proceeds from the sale of the Securities hereunder for the purposes of working capital, research, product development and general corporate purposes as set forth in Schedule 4.6 hereto.

4.7                               Survival of Representations and Warranties. The representations and warranties of the parties contained herein shall survive the date hereof for a period of twelve months from the date hereof except that (i) in the event of fraud, they shall survive indefinitely and (ii) the representations and warranties set forth in Section 3.1(bb) will survive the date hereof for a period of six (6) years from the date hereof and shall in no way be affected by any investigation made by one of the parties.

4.8                               Indemnification of Purchaser. Subject to the provisions of this Section 4.8, the Corporation will indemnify and hold the Purchaser, its Affiliates and their respective directors, officers, shareholders, partners, employees and agents (if applicable) (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to: (a) any breach of any of the representations, warranties, covenants or agreements made by the Corporation in the Transaction Documents; or (b) any action instituted against a Purchaser Party by any shareholder of the Corporation who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representation, warranties or covenants under the Transaction Documents or any conduct by the Purchaser Party which constitutes fraud, gross negligence or wilful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Corporation in writing, and the Corporation shall have the right to assume the defence thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that: (i) the employment thereof has been specifically authorized by the Corporation in writing; (ii) the Corporation has failed after a reasonable period of time to assume such defence and to employ counsel; or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Corporation and the position of such Purchaser Party. The Corporation will not be liable to any Purchaser Party under this Agreement: (i) for any settlement by a Purchaser Party effected without the Corporation’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made shall determine that such Purchaser Party breached, defaulted under or failed to comply with any material representation, warranty, term, condition or covenant of this Agreement.

4.9                               Indemnification of Corporation. Subject to the provisions of this Section 4.9, the Purchaser will indemnify and hold the Corporation, its Affiliates and their respective directors, officers, shareholders, partners, employees and agents (each, a “Corporation Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Corporation Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents (unless such action is based upon a breach of the Corporation’s representation, warranties or covenants under the Transaction Documents or any conduct by the Corporation Party which constitutes fraud, gross negligence or wilful misconduct). If any action shall be brought against any Corporation Party in respect of which indemnity may be sought pursuant to this Agreement, such Corporation Party shall promptly notify the Purchaser in writing, and the Purchaser shall have the right to assume the defence thereof with counsel of its own choosing. Any Corporation Party shall have the right to employ separate counsel in any such action and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of such Corporation Party except to the extent that: (i) the employment thereof has been specifically authorized by the Purchaser in writing; (ii) the Purchaser has failed after a reasonable period of time to assume such defence and to employ counsel; or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Purchaser and the position of such Corporation Party. The Purchaser will not be liable to any Corporation Party under this Agreement: (i) for any settlement by a Corporation Party effected without the Purchaser’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made shall determine that such Corporation Party breached, defaulted under or failed to comply with any material representation, warranty, term, condition or covenant of this Agreement.

4.10                        Acknowledgment Regarding Purchaser’s Purchase of Securities. The Corporation acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Corporation further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Corporation (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Investors’ purchase of the Securities. The Corporation further represents to the Purchaser that the Corporation’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Corporation and its representatives.

4.11                        Indemnity of the Intermediaries. Each party hereto agrees for the express benefit of each of the Intermediaries, their respective Affiliates and their respective representatives that:

(a)                          None of the Intermediaries or any of their respective Affiliates or representatives have any duties or obligations to any party to this Agreement other than those specifically set forth herein, in the engagement letter, dated as of October 15, 2012 (as amended through the date hereof), between the Corporation and Jefferies (the “Engagement Letter”) or in the co-placement agent engagement letter dated as of October 16, 2012 (as amended through the date hereof), between the Corporation and MTS (the “Co-Placement Letter” and, together with the Engagement Letter, the “Engagement Letters”), for (x) any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except for such party’s own willful misconduct or bad faith.

(b)                          Each of the Intermediaries and any of their respective Affiliates or representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Corporation and (2) be indemnified by the Corporation for acting as Intermediaries hereunder pursuant to the indemnification provisions set forth in the Engagement Letters, which hereby are incorporated by reference herein.

ARTICLE 5

MISCELLANEOUS

5.1                               Fees and Expenses. The Corporation has agreed to reimburse the Lead Investor up to C$50,000 concurrent with the Closing upon presentation of detailed invoices in respect of legal and other costs incurred by the Lead Investor in respect of the Offering. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Corporation shall pay all expenses and transfer agent fees and other taxes and duties levied in connection with the delivery of any Securities.

5.2                               Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3                               Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 4:30 p.m. (Montreal time) on a Business Day; (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 4:30 p.m. (Montreal time) on any Business Day; (c) the second Business Day following the date of mailing, if sent by a recognized overnight courier service; or (d) upon actual receipt by the party to whom such notice is required to be given. Notwithstanding anything herein to the contrary, in the event notice is sent by facsimile transmission, the sending party shall also send a copy of such notification by e-mail if the receiving party has included an e-mail address below or on their respective signature page. The address for such notices and communications shall be as follows:

If to the Corporation, to:	MethylGene Inc.
7210 Frederick-Banting
Suite 100
Montreal, Québec
H4S 2A1 Canada

Attention: Mr. Klaus Kepper
Vice President, Finance and Chief Financial Officer

Facsimile: (514) 337-4994
E-mail address: kepperk@methylgene.com

With a copy (which shall
not constitute notice) to:	Davies Ward Phillips & Vineberg LLP
1501 McGill College Avenue
Suite 2600
Montreal, Québec
H3A 3N9 Canada

Attention: Olivier Désilets

Facsimile: (514) 841-6499
E-mail address: odesilets@dwpv.com

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof,

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4                               Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Corporation and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5                               Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6                               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, except that each party shall be entitled to assign this Agreement without having to obtain the other party’s consent to a transferee who is acquiring all or substantially all the assets of such party and provided that the Corporation may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser prior to the Closing.

5.7                               No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8, except that the Intermediaries may rely on the representations, warranties and covenants contained in Article 3 hereof, and except that Sections 2.3(a)(vi), 2.5, 3.2(z) and 4.11 herein shall inure to the benefit of the Intermediaries, which shall be third party beneficiaries with respect thereto.

5.8                               Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the Province of Québec, without regard to the principles of conflicts of law thereof.

5.9                               Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.10                        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.11                        Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.12                        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Corporation will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defence that a remedy at law would be adequate.

5.13                        Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are joint between such Purchasers and not solidary (being the equivalent, in the Province of Québec, to obligations that are several and not joint in jurisdictions other than Québec) with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

5.14                        Time of Essence. Time is of the essence in this Agreement.

5.15                        Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto or thereto, as the case may be.

5.16                        Language. The parties hereby request that this Agreement and any related documents be drafted only in the English language. Les parties requièrent par les présentes que la présente convention ainsi que tous les documents y afférents soient rédigés en langue anglaise seulement.

Schedule A Form

ofWarrant

(attached)

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [     ], 2013.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THIS WARRANT MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS OR (C) TO AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a) UNDER THE U.S. SECURITIES ACT) IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

WARRANT CERTIFICATE Warrants to

Purchase Common Shares of

METHYLGENE INC.

WARRANT CERTIFICATE NO. 2012-[ ]	[ ] WARRANTS entitling the holder to acquire, subject to adjustment, one common share for each whole Warrant represented hereby.

This certifies that, for value received, [  ] (the “Holder”) has acquired and is the registered holder of [  ] warrants (the “Warrants”) of MethylGene Inc. (the “Corporation”), giving the Holder the right to purchase, upon and subject to the terms and conditions hereinafter referred to, [  ] common shares of the Corporation (the “Common Shares”) at a price equal to $0.174 per share (the “Exercise Price Per Warrant”) on or before 5:00 P.M. (Eastern time) on [   ] (the “Exercise Period”).

1.                                                                                      The aforesaid right to purchase Common Shares may only be exercised by the Holder within the time required hereinbefore set out, in whole or in part, by (a) surrendering to the Corporation at the address for notice to the Corporation set out in Section 11, or at any other address which from time to time is the principal place of business of the Corporation, the Warrant Certificate, (b) duly completing in the manner indicated and executing the exercise notice in substantially the form attached hereto (the “Exercise Notice”), and (c) paying the appropriate purchase price in Canadian dollars for the Common Shares subscribed for together with requisite share transfer tax, if any, either by certified cheque or bank draft payable at par to the order of the Corporation. Upon compliance by the Holder with the exercise procedures in respect of a Warrant Certificate set forth above in items (a), (b) and (c) (the “Exercise Date”), the number of Common Shares subscribed for shall be deemed to have been issued and the person to whom such Common Shares are to be issued shall be deemed to have become the holder of record of such Common Shares on the Exercise Date. Within five days of the Exercise Date, the Corporation shall direct Computershare Investor Services Inc. (or any substitute transfer agent) to deliver, or shall itself deliver, to the Holder a share certificate for the appropriate number of Common Shares to which the Holder is entitled.

Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise the Warrants in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Corporation upon such exercise in payment of the aggregate Exercise Price Per Warrant (and in exchange for the surrender of the right to receive upon such exercise the Common Shares in excess of the “Net Number” of Common Shares, as described below), elect instead to receive upon such exercise the “Net Number” of Common Shares determined according to the following formula:

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of Common Shares with respect to which this Warrant Certificate is then being exercised.

B= the volume-weighted average of the closing price of the Common Shares on the TSX during the five trading days immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Common Shares at the time of such exercise.

If the Holder of this Warrant Certificate subscribes for a lesser number of Common Shares than the number of Common Shares referred to in this Warrant Certificate, the said Holder will be entitled to receive a further Warrant Certificate in respect of Common Shares referred to in this Warrant Certificate not subscribed for.

To the extent these Warrants have not previously been exercised as to all of the Common Shares subject hereto, and if the volume-weighted average of the closing price of the Common Shares on the TSX during the five trading days immediately preceding the last day of the Exercise Period is greater than the Exercise Price Per Warrant, these Warrants shall be deemed automatically exercised pursuant to this Section 1 (even if not surrendered) immediately

2

prior the expiry of the Exercise Period. To the extent these Warrants or any portion thereof are deemed automatically exercised pursuant to this paragraph, the Corporation agrees to promptly notify the Holder of the number of Common Shares, if any, that the Holder is to receive by reason of such automatic exercise.

[INSERT BLOCKER RIDER, IF APPLICABLE]

2.                                                                                      (a) Any certificate representing the Holder’s Common Shares issued upon the exercise of these Warrants prior to [  ], 2013 will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [  ], 2013.”

(b) Any certificate representing Common Shares issued to an Original U.S. Purchaser (as defined in Exhibit “B” hereto) or any other Holder in the United States, or, if the Corporation is not a “foreign issuer” within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended, (the “U.S. Securities Act”), at the time these Warrants are exercised, any certificate representing Common Shares issued to any other Holder, will bear the following additional legend:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF METHYLGENE INC. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SALE OF SUCH SECURITIES ONLY, WHETHER DIRECTLY OR INDIRECTLY: (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT; OR (C) PURSUANT TO (I) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE OR (II) ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, PROVIDED THAT A LEGAL OPINION SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR SECURITIES LAW OF ANY APPLICABLE JURISDICTION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

(c) If at the time these Warrants are exercised the Corporation is not a “foreign issuer”, within the meaning of Regulation S under the U.S. Securities Act, any certificate representing the Common Shares issued upon exercise of these Warrants, other than Common Shares issued to an Original U.S. Purchaser or another Holder in the United States, will bear the following additional legend:

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“HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE U.S. SECURITIES ACT.”

3.                                                                                      The holding of a Warrant does not constitute the Holder a shareholder of the Corporation, nor entitle the holder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

4.                                                                                      The Holder of this Warrant Certificate upon surrender hereof to the Corporation at its principal place of business, may exchange this Warrant Certificate for other Warrant Certificates entitling the bearer to purchase in the aggregate the same number of Common Shares referred to in this Warrant Certificate.

5.                                                                                      The Holder hereof, by acceptance of this Warrant Certificate, agrees that this Warrant Certificate and all rights hereunder are not transferable or assignable, in whole or in part, except: (a) to the Corporation, (b) outside the United States in accordance with Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations, or (c) to an “accredited investor” (as defined in Rule 501(a) under the U.S. Securities Act) pursuant to an available exemption from registration under the U.S. Securities Act, subject to such procedures, including provision of a legal opinion of seller’s counsel, as either the Holder or the Corporation reasonably deems necessary to document compliance with the U.S. Securities Act. The Warrants evidenced by this Warrant Certificate may only be transferred on the register to be kept at the address for notice to the Corporation set out in Section 11, or at any other address which from time to time is the principal place of business of the Corporation, by delivery of a duly executed notice transfer form in the form attached hereto as Exhibit A by the Holder or its attorney to be appointed by an instrument in writing in form and execution satisfactory to the Corporation in compliance with such reasonable requirements as the Corporation may prescribe.

6.                                                                                      Subject in all cases to the TSX’s approval, the number of Common Shares to which the Holder is entitled upon exercise of the Warrants and the Exercise Price Per Warrant shall be subject to adjustment from time to time as follows:

(a) if and whenever at any time from the date hereof and prior to the expiry of the Exercise Period, the Corporation shall:

(i)                                     subdivide its outstanding Common Shares into a greater number of shares;

(ii)                                  consolidate its outstanding Common Shares into a smaller number of shares; or

(iii)                               fix a record date for the issuance of Common Shares or securities convertible into Common Shares by way of stock dividend or other distribution;

the number of Common Shares to which the Holder is entitled upon exercise of the Warrants shall be adjusted, at no cost to the Holder, immediately after such record date or the effective date of such subdivision, consolidation, stock dividend or other distribution by

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multiplying the number of Common Shares theretofore obtainable on the exercise thereof by the fraction of which:

(A)                             the numerator shall be the total number of Common Shares outstanding, including the Common Shares issuable from convertible securities that are distributed, immediately after such date, and

(B)                               the denominator shall be the total number of Common Shares outstanding immediately prior to such date,

and the Exercise Price Per Warrant shall be proportionately adjusted such that the aggregate Exercise Price Per Warrant of this Warrant Certificate shall remain unchanged and such adjustments shall be made successively whenever any event referred to in this Subsection shall occur (and all adjustments in this Subsection are cumulative). Any such issuance of Common Shares by way of stock dividend shall be deemed to have been made on the record date for such stock dividend;

(b) if and whenever at any time from the date hereof and ending at the expiry of the Exercise Period, the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price (as defined below) on such record date, then the Exercise Price Per Warrant will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price Per Warrant in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this paragraph are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price Per Warrant will then be readjusted to the Exercise Price Per Warrant which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be. For the purposes of this Subsection, “Current Market Price” shall mean the volume weighted average trading price of the

5

Common Shares on the TSX (or such other exchange on which the Common Shares are traded) for the five trading days immediately preceding the relevant date;

(c) if and whenever at any time from the date hereof and prior to the expiry of the Exercise Period, the Corporation shall issue or distribute to the holders of all or substantially all of the outstanding Common Shares or set a record date for the issuance or distribution to such holders of any securities of the Corporation including rights, options or warrants to acquire Common Shares or securities convertible into or exchangeable for Common Shares or property or assets including evidences of indebtedness, the holder of any Warrant who thereafter shall exercise his right to subscribe for Common Shares hereunder shall be entitled to receive, at no cost to such holder, and shall accept for the same aggregate consideration, in addition to the Common Shares to which he was theretofore entitled upon such exercise, the kind and amount of shares or other securities or property which such holder would have been entitled to receive as a result of such issue or distribution as if, on the effective date thereof, he had been the registered holder of the number of Common Shares to which he was theretofore entitled upon such exercise;

(d) if and whenever at any time from the date hereof and ending on the expiry of the Exercise Period, there is (i) any reclassification of or amendment to the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Corporation (other than as described above); (ii) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Corporation; or (iii) any sale, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, each holder of any Warrant which is thereafter exercised will be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such holder would have been entitled to receive as a result of such event if, on the effective date thereof, such holder had been the registered holder of the number of Common Shares to which such holder was theretofore entitled upon such exercise;

(e)                                  if and whenever at any time after the date hereof and prior to the Expiry Time, the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this Section, in the opinion of the board of directors of the Corporation, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes thereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting reasonably and in good faith;

(f) appropriate adjustments shall be made as a result of any such subdivision, consolidation, issue or distribution to the rights and interests of the Holder thereafter so that the provisions of this Article shall thereafter apply correspondingly to any shares, other securities or

6

other property thereafter deliverable upon the exercise of any Warrant and any such adjustments shall be made by and set forth in an agreement supplemental hereto approved by the directors and shall for all purposes be conclusively deemed to be an appropriate adjustment;

(g) in any case in which this Section shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Warrant exercising his subscription rights after such record date the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares, other securities or property, as the case may be, upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares, other securities or property, as the case may be, declared in favour of holders of record of Common Shares, other securities or property, as the case may be, on and after the date of exercise or such later date as such holder would but for the provisions of this Subsection, have become the holder of record of such additional Common Shares, other securities or property, as the case may be, pursuant to the due exercise of the Warrants held by such holder;

(h)                               at least ten (10) business days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price Per Warrant and the number of Common Shares which are purchasable upon the exercise thereof, or such longer period of notice as the Corporation shall be required to provide holders of Common Shares in respect of any such event, the Corporation shall notify the holder of this Warrant of the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which such notice has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable notify the holder of the Warrant of the adjustment and the computation of such adjustment;

(i) all shares of any class or other securities or property which the Holder is at the time in question entitled to receive on the full exercise of his Warrant, whether or not as a result of adjustments made pursuant to this Section shall, for the purposes of the interpretation of this Agreement, be deemed to be Common Shares which the Holder is entitled to subscribe for pursuant to the exercise of such Warrant;

(j) the adjustments provided for in this Section 6 are cumulative and shall, in the case of adjustments to the Exercise Price Per Warrant, be computed to the nearest one-tenth of one cent and shall be made successively whenever an event referred to therein shall occur, subject to the following: (i) no adjustments in the Exercise Price Per Warrant shall be required unless such adjustment would result in a change of at least 1% in the then prevailing Exercise Price Per Warrant and no adjustment shall be made in the number of Common Shares purchasable upon exercise of Warrants unless it would result in a change of at least one one-hundredth of a share; provided, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and (ii) if a dispute shall at any time arise with respect to adjustments provided for in this Section 6, such dispute shall be conclusively determined by the Corporation’s

7

auditors, or if they are unable or unwilling to act, by such other firm of independent chartered or public accountants as may be selected by action by the board of directors of the Corporation, and any such determination shall be binding upon the Corporation, the Holder and shareholders of the Corporation. In the event that any such determination is made, the Corporation shall deliver a certificate to the Holder signed by such auditors or accountants describing such determination.

7.                                                                                      The Corporation hereby represents and warrants that it is authorized to create and issue the Warrants and covenants and agrees that it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant Certificate and the certificate or certificates representing such Common Shares to be issued and that, at all times prior to the expiry of the Exercise Period, there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided for in this Warrant Certificate. All Common Shares which are issued upon the exercise of the right of purchase provided in this Warrant Certificate, upon payment therefor of the amount at which such Common Shares may be purchased pursuant to the provisions of this Warrant Certificate, shall be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens, charges and encumbrances with respect to the issue thereof. The Corporation hereby represents and warrants that this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate.

8.                                                                                      Forthwith following the issuance of this Warrant Certificate, the Corporation will apply for the listing of the Common Shares issuable pursuant to this Warrant Certificate on each securities exchange on which the Common Shares are then listed.

9.                                                                                      The Corporation will not be obligated to issue any fraction of a share on the exercise of Warrants. If the Holder would, on the exercise of Warrants, otherwise have acquired a total number of shares that includes a fraction of a share, the Corporation will pay to the Holder, by cheque, in lieu of and in satisfaction for any right to such fractional share, an amount equal to the equivalent fraction of the market value of such share on the business day immediately preceding the date of such payment.

10.                                                                               Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Warrant Certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Warrant Certificate).

11.                                                                               All notices or other communications to be given under this Warrant Certificate shall be delivered by hand or by telecopier and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by telecopier, on the date of transmission if sent before 5:00 p.m. on a business day or, if such day is not a business day, on the first business day following the date of transmission.

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Notices to the Corporation shall be addressed to:

7150 Frederick-Banting

Suite 200

Montreal, Québec H4S 2A1

Canada

Attention: Chief Financial Officer

Facsimile: (514) 337-0550

Notices to the Holder shall be addressed to the address of the Holder set out in the register kept at the address for notice to the Corporation set out in this Section 11, or at any other address which from time to time is the principal place of business of the Corporation.

The Corporation and the Holder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

12.                                                                               Time will be of the essence hereof.

13.                                                                               All monies quoted in this Warrant Certificate shall be stated and paid in lawful money of Canada unless otherwise stated.

14.                                                                               This Warrant Certificate shall be construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein.

15.                                                                               The parties hereto acknowledge and confirm that they have requested that this Warrant Certificate as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu’elles ont exigé que la présente convention ainsi que tous les avis et documents qui s’y rattachent soient rédigés en langue anglaise.

9

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of the          day of [    ].

METHYLGENE INC.

Name:
Title:

EXHIBIT “A”
TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

(full name of Transferee)	(full address of Transferee)

                                                    Warrants of MethylGene Inc. registered in the name of the undersigned on the records of MethylGene Inc. represented by the Warrant Certificate attached and irrevocably appoints                                                               the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED the                        day of                         ,                 .

(Signature of Registered Warrantholder)

Instructions:

1.                                      The signature of the Warrantholder must be the signature of the person appearing on the face of this Warrant Certificate.

2.                                      If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Agent and the Corporation.

EXHIBIT “B”

NOTICE OF EXERCISE OF WARRANT FORM

(To be executed only upon exercise of Warrants)

Capitalized terms referred to but not defined herein have such meanings herein as are given thereto in the accompanying Warrant Certificate.

The undersigned registered owner of the accompanying Warrant Certificate hereby elects to exercise                    of the Warrants represented thereby on and subject to the terms and conditions incorporated by reference in the accompanying Warrant Certificate

The undersigned hereby certifies that the undersigned is either (i) the Original U.S. Purchaser, (ii) an accredited investor (as defined in Rule 501(a) under the U.S. Securities Act) (an “Accredited Investor”) or (iii) not a U.S. Person or a person in the United States, and is not acquiring any of the Shares issuable upon the exercise of the Warrants for the account or benefit of a U.S. Person or a person in the United States, and none of the persons listed below is a U.S. Person or a person in the United States, unless such person is the Original U.S. Purchaser or an Accredited Investor. In addition to this exercise form, but only to the extent required under the U.S. Securities Act, a Holder described in (i) or (ii) above must also provide an executed letter, substantially in the form attached as Exhibit “C” to the Warrant. For purposes hereof “United States” and “U.S. Person” shall have the meanings given to such terms in Regulation S under United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and “Original U.S. Purchaser” means the accredited investor within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act who first purchased the Warrants.

If the undersigned is not an Original U.S. Purchaser or an Accredited Investor and on the date these Warrants are exercised by the undersigned the Corporation is not a “foreign issuer”, within the meaning of Regulation S under the U.S. Securities Act, the undersigned acknowledges and agrees: (i) that the Common Shares issued upon exercise of these Warrants will be “restricted securities” as defined in Rule 144 under the U.S. Securities Act (“Rule 144”) and may be sold or otherwise transferred only (A) to the Corporation, (B) outside the United States in accordance with Regulation S under the U.S. Securities Act, or (C) in accordance with (1)  Rule 144, if available, or (2) another available exemption from the registration requirements of the U.S. Securities Act; (ii) that such Common Shares will be in the form of definitive physical certificates and, to the extent required under the U.S. Securities Act, will bear the legends set forth in sections 2(b)  and 2(c)  of the Warrant Certificate; and (iii)  that the undersigned will not engage in any hedging transactions with regard to such Common Shares unless in compliance with the U.S. Securities Act.

The Holder intends that payment of the Exercise Price shall be made as (check one):

☐                            a “Cash Exercise”; or

☐                            a “Cashless Exercise”.

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In the event that the Holder has elected a Cash Exercise, the Holder shall pay to the Corporation the aggregate purchase price of $                     in  connection with such exercise, the whole in accordance with the terms of the Warrant Certificate.

The undersigned hereby directs that the Common Shares acquired by it as a result of such exercise be registered as follows:

Dated:

(Signature of Registered Owner)

Address

3

EXHIBIT “C”

Form of Letter to be Delivered by

Original U.S. Purchaser
upon Exercise of Warrants

MethylGene Inc.

7150 Frederick-Banting Street

Suite 200

St-Laurent, QC H4S 2A1

Canada

- and to -

Computershare Investor Services Inc.

1500 University Street

Suite 700

Montréal, QC H3A 3S8

Canada

Dear Sirs:

I am/We are delivering this letter in connection with the purchase of common shares (the “Shares”) of MethylGene Inc. (the “Corporation”), a corporation existing under the laws of Canada, upon the exercise of warrants of the Corporation (“Warrants”), dated as of [   ].

We hereby confirm that:

(a)                                                                                 I am/we are an “accredited investor” within the meaning of Rule 501 (a) of Regulation D under the United States Securities Act of 1933 (the “U.S. Securities Act”);

(b)                                                                                 I am/we are purchasing the Shares for my/our own account;

(c)                                                                                  I/we have such knowledge and experience in financial and business matters that I/we am/are capable of evaluating the merits and risks of purchasing the Shares;

(d)                                                                                 I/we am/are not acquiring the Shares with a view to distribution thereof or with any present intention of offering or selling any of the Shares, except (A) to the Corporation, (B) outside the United States in accordance with Regulation S under the U.S. Securities Act or (C) in accordance with (1) Rule  144 under the U.S. Securities Act, if applicable, or (2)  another

4

available exemption from registration under the U.S. Securities Act and in each instance compliance with applicable state securities laws;

(e)                                                                                  I/we acknowledge that I/we have had access to such financial and other information as I/we deem necessary in connection with my/our decision to purchase the Shares; and

(f)                                                                                   I/we acknowledge that I/we are not purchasing the Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

I/We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the U.S. Securities Act and that the Shares have not been and may not be registered under the U.S. Securities Act. I/We further understand that any Shares acquired by me/us will be in the form of definitive physical certificates and that such certificates will bear the legend set forth in Section 2(b) of the Warrant Certificate.

I/We acknowledge that you will rely upon my/our confirmations, acknowledgments and agreements set forth herein, and I/we agree to notify you promptly in writing if any of my/our representations or warranties herein ceases to be accurate or complete.

(Name of Purchaser)

By:
Name:
Title:

Address:

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SCHEDULE 1

Permitted Liens

Registration number
Registration Date
	Expiration Date	Nature Amount	Parties	Description of Property (Summary)	Comments
1.	10-0047659- 0003 January 28, 2010 January 26, 2014	Rights resulting from a lease and assignment of rights	Lessor: Panasonic Document Systems Direct Lessee: MethylGene Inc. Assignee: De Lage Landen Financial Services Canada Inc.

Copier - Digital Copieur - Numerique ALL GOODS SUPPLIED BY THE SECURED PARTY TO THE DEBTOR, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS TO THE FOREGOING. PROCEEDS: GOODS, CHATTEL PAPER, SECURITIES, ACCOUNTS, INVENTORY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, CROPS, LICENCES AND INTANGIBLES.

Deed under private writing dated January 26, 2010.
2.	11-0809212- 0001 October 20, 2011 August 11, 2021	Conventional hypothec without delivery $66,000	Creditor: The Toronto- Dominion Bank Debtor: Methylgene Inc.

($27,533.00) BANKERS ACCEPTANCE ISSUED BY THE TORONTO-DOMINION BANK ($27,507.00) BANKERS ACCEPTANCE ISSUED BY THE TORONTO-DOMINION BANK All securities, which may or may not be listed above, lodged or delivered to the creditor in substitution therefore and/or as an additional security, which are and shall be held by the creditor as continuing collateral security, all securities which may be issued in case of a sale, repurchase, conversion, cancellation or any other transformation of the above- described assets; all securities which may be delivered to the Creditor from time to time; and the repurchase value or any other rights related to these assets. All fruits and revenues, present and future, emanating from the above charged property, negotiable instruments, bills, commercial paper, securities, monies, compensation for expropriation given or paid following a sale, repurchase, distribution or any other operation concerning any property hereby charged in favour of the creditor or which has been charged under any other deed.

Deed under private writing dated August 11, 2011.
3.	12-0239219- 0013 April 3, 2012 April 1, 2016	Rights resulting from a lease	Lessor: Xerox Canada Ltd. Lessee: Methylgene Inc.	EQUIPMENT, OTHER ALL PRESENT AND FUTURE OFFICE EQUIPMENT AND SOFTWARE SUPPLIED OR FINANCED FROM TIME TO TIME BY THE SECURED PARTY (WHETHER BY LEASE, CONDITIONAL SALE OR OTHERWISE), WHETHER OR NOT	Deed under private writing (undated) This is a global registration pursuant to Article 2961.1 of the Civil Code of Quebec.

Registration number
Registration Date
	Expiration Date	Nature Amount	Parties	Description of Property (Summary)	Comments
MANUFACTURED BY THE SECURED PARTY OR ANY AFFILIATE THEREOF.

Assignment of rights 12- 0563650-0001 dated July 13, 2012. Assignor: Xerox Canada Ltd.

Assignee: BNP Paribas (Canada) Assignment of rights 12- 0821835-0001 dated October 5, 2012. Assignor: Xerox Canada Ltd.

Assignee: BNP Paribas (Canada)

4.	12-0248027- 0015 April 4, 2012 April 3, 2016	Rights resulting from a lease	Lessor: Xerox Canada Ltd. Lessee: Methylgene Inc.

EQUIPMENT, OTHER ALL PRESENT AND FUTURE OFFICE EQUIPMENT AND SOFTWARE SUPPLIED OR FINANCED FROM TIME TO TIME BY THE SECURED PARTY (WHETHER BY LEASE, CONDITIONAL SALE OR OTHERWISE), WHETHER OR NOT MANUFACTURED BY THE SECURED PARTY OR ANY AFFILIATE THEREOF.

Deed under private writing (undated)

This is a global registration pursuant to Article 2961.1 of the Civil Code of Quebec.

Assignment of rights 12- 0563650-0001 dated July 13, 2012. Assignor: Xerox Canada Ltd.

Assignee: BNP Paribas (Canada) Assignment of rights 12- 0821835-0001 dated October 5, 2012. Assignor: Xerox Canada Ltd.

Assignee: BNP Paribas (Canada)

5.	12-0321991- 0001 April 30, 2012 December 21,	Conventional hypothec with delivery $720,000	Creditor: The Toronto- Dominion Bank Debtor: Methylgene Inc.

Any and all of the present and after acquired movable property, including without limitation, securities, security entitlements, financial assets, bonds, obligations, rights, participations, titles of claims, instruments, accounts, money, commercial paper, intangibles, mutual fund units, and any

Deed under private writing dated December 21, 2011.

2

Registration number
Registration Date
Expiration Date	Nature Amount	Parties	Description of Property (Summary)	Comments
2021

renewals, reinvestments, replacements, substitutions, accretions, additions and proceeds thereto and thereof, held from time to time in the following account(s): TYPE OF ACCOUNT: INVESTOR DELIVERY SYSTEM NUMBER: 0003538665 HELD AT: THE TORONTO DOMINION BANK All securities which may be issued in case of a sale, repurchase, conversion, cancellation or any other transformation of the above- described assets; all securities which may be delivered to the Creditor from time to time; and the repurchase value or any other rights related to these assets. All fruits and revenues, present and future, emanating from the above charged property, negotiable instruments, bills, commercial paper, securities, monies, compensation for expropriation given or paid following a sale, repurchase, distribution or any other operation concerning any property herby charged in favour of the creditor or which has been charged under any other deed.

3

SCHEDULE 2.3(a)(vi)(x)

Corporation Counsel Opinion

(attached)

SCHEDULE 2.3(a)(vi)(y)

U.S. Opinion (attached)

2

SCHEDULE 2.4(a)(vii)

INTERMEDIARY’S CERTIFICATE

To: Davies Ward Philips & Vineberg, LLP

In connection with acting as co-placement agent for the private placement in the United States of Units of MethylGene Inc. (the “Corporation”) pursuant to identical securities purchase agreements (the “Securities Purchase Agreements”), dated November 9, 2012, between the Corporation and each purchaser of Units (each a “Purchaser” and collectively, the “Purchasers”), the undersigned does hereby certify as follows:

(i)                                                                                     no form of “general solicitation or general advertising” (as those terms are used in Regulation D under the U.S. Securities Act), was used by Jefferies & Company, Inc. (“Jefferies”) in connection with the offering of the Units; and

(ii)                                                                                  Jefferies did not make any offer or sale of Units outside the United States (within the meaning of Rule 901 of Regulations S under the U.S. Securities Act), and Jefferies did not engage in any “directed selling efforts” (within the meaning of Regulation S under the U.S. Securities Act) in the United States in connection with the offering of Units outside of the United States.

Terms used in this certificate have the meanings given to them in the Securities Purchase Agreements, unless otherwise defined herein.

The undersigned acknowledge that this certificate is to be relied upon by you for purposes of the opinion letter to be delivered by you today to Purchasers of Units in the United States.

Dated this       day of                         , 2012.

Jefferies & Company, Inc.

By:

Name:

Title:

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INTERMEDIARY’S CERTIFICATE

To: Davies Ward Philips & Vineberg, LLP

In connection with acting as co-placement agent for the private placement in the United States of Units of MethylGene Inc. (the “Corporation”) pursuant to identical securities purchase agreements (the “Securities Purchase Agreements”), dated November 9, 2012, between the Corporation and each purchaser of Units (each a “Purchaser” and collectively, the “Purchasers”), the undersigned does hereby certify as follows:

(iii)                                                                               no form of “general solicitation or general advertising” (as those terms are used in Regulation D under the U.S. Securities Act), was used by MTS Securities, LLC (“MTS”) in connection with the offering of the Units; and

(iv)                                                                              MTS did not make any offer or sale of Units outside the United States (within the meaning of Rule 901 of Regulations S under the U.S. Securities Act), and MTS did not engage in any “directed selling efforts” (within the meaning of Regulation S under the U.S. Securities Act) in the United States in connection with the offering of Units outside of the United States.

Terms used in this certificate have the meanings given to them in the Securities Purchase Agreements, unless otherwise defined herein.

The undersigned acknowledge that this certificate is to be relied upon by you for purposes of the opinion letter to be delivered by you today to Purchasers of Units in the United States.

Dated this     day of                           , 2012.

MTS Securities, LLC

By:
Name:
Title:

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SCHEDULE 3.l(a)

Corporation Subsidiaries

The Corporation owns 1,000 shares of common stock ofMethy!Gene US Inc.

SCHEDULE 3.1(g)

Capitalization of the Corporation

Shares 318,195,986

Warrants 82,765,719

Authorized options 35,000,000

Issued options 21,200,207

Reference is made to the “Pre-Emptive Rights” and “Additional Rights” under the 2011 Agreements.

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SCHEDULE 3.l(j)

Litigation

Certain directors and officers of the Corporation have been imposed fees for late filings of insider reports.

SCHEDULE 3.2(e)

ACCREDITED INVESTOR

The Purchaser, and (if applicable) each beneficial purchaser on whose behalf it is contracting under thisSecurities Purchase Agreement, is an “accredited investor”, as such term is defined in National Instrument 45-106 — Prospectus and Registration Exemptions, for the reason that it is (please check the applicable category):

☐                                           (a)                          a Canadian financial institution, or an authorized foreign bank named in Schedule III of the Bank Act (Canada);

☐                                           (b)                                 the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐                                           (c)                                  a subsidiary of any person referred to in paragraph (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐                                           (d)                                 a person registered under the securities legislation of a jurisdiction of Canada, as an advisor or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐                                           (e)                                  an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);

☐                                           (f)                                   the government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the government of Canada or a jurisdiction of Canada;

☐                                           (g)                                  a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐                                           (h)                                 any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐                                           (i)                                     a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐                                           (j)                                    an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds C$1,000,000;

☐                                           (k)                                 an individual whose net income before taxes exceeded C$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐                                           (l)                                     an individual who, either alone or with a spouse, has net assets of at least C$5,000,000;

☐                                           (m)                             a person, other than an individual or investment fund, that has net assets of at least C$5,000,000 as shown on its most recently prepared financial statements;

☐                                           (n)                                 an investment fund that distributes or has distributed its securities only to:

(i) a person that is or was an accredited investor at the time of the distribution;

(ii) a person that acquires or acquired the securities as principal, with an acquisition cost to the person of not less than C$150,000 paid in cash at the time of the trade, or where such person holds securities of the investment fund with an acquisition cost or net asset value of not less than C$150,000 as at the date of a subsequent trade in further securities of the same class or series; or

(iii) a person described in paragraph (i) or (ii) who is a security holder of an investment fund and acquires or acquired the following securities of an investment fund, if the trades are permitted by the plan of the investment fund: (A) securities of the investment fund if dividends or distributions out of earnings, surplus, capital or other sources payable in respect of the investment fund’s securities are applied to the purchase of the security that is of the same class or series as the securities to which the dividends or distributions out of earnings, surplus, capital or other sources are attributable; or (B) securities of the investment fund if the security holder makes optional cash payments to purchase the security of the investment fund that is of the same class or series of securities described in (A) that trade on a marketplace and the aggregate number of securities issued under the optimal cash payment did not exceed, in any financial year of the investment fund during which the trade takes place, 2% of the issued and outstanding securities of the class to which the plan relates as at the beginning of the financial year;

☐                                           (o)                                 an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐                                           (p)                                 a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐                                           (q)                                 a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an advisor or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐                                           (r)                                    a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an advisor registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐                                           (s)                                   an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (d) and paragraph (i) in form and function;

☐                                           (t)                                    a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐                                           (u)                                 an investment fund that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor; or

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☐                                           (v)                                 a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator, as an accredited investor or, in Alberta or British Columbia, an exempt purchaser.

For the purposes hereof, all reference to “C$” in this Schedule 3.2(e) are to Canadian dollars unless otherwise specified and the following definitions are included for convenience:

“financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), whose business objective is making multiple investments;

“person” includes (a) an individual; (b) a corporation; (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and (d) an individual or other person in that person’s capacity as trustee, executor, administrator or personal or other legal representative; and

“related liabilities” means: (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or (b) liabilities that are secured by financial assets.

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SCHEDULE 3.2(f)

U.S. ACCREDITED INVESTOR

(PLEASE CHECK THE APPLICABLE CATEGORY)

“Accredited Investor” means any entity that comes within any of the following categories at the time of the sale of the Common Shares to such person or entity:

☐                                    Any bank as defined in section 3(a)(2) of the U.S. Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity;

☐                                    any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

☐                                    Any insurance company as defined in section 2(a)(13) of the U.S. Securities Act;

☐                                    Any investment company registered under the Investment Company Act of 1940 or any business development company as defined in section 2(a)(48) of that Act;

☐                                    Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐                                    Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of U.S.$5,000,000;

☐                                    Any employee benefit plan within the meaning of title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of U.S.$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐                                    Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐                                    Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S.$5,000,000;

☐                                    Any trust, with total assets in excess of U.S.$5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii);

☐                                    Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds U.S.$1,000,000. “Net worth” for these purposes means the excess of total assets at fair market value (excluding the value of the primary residence of such natural person) over total liabilities (excluding any indebtedness secured by such person’s primary residence up to the estimated fair market value of the property; provided, however, that if the amount of such indebtedness outstanding at the time of the sale of the securities exceeds the amount of indebtedness outstanding 60 days before such time, other than as a result of the acquisition of the residence, the amount of such excess must be deducted from the person’s net worth);

☐                                    Any natural person who had individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐                                    Any director, executive officer, or general partner of the issuer of the securities being sold, or any director, executive officer, or general partner of a general partner of that issuer; or

☐                                    Any entity in which all of the equity owners are accredited investors. (If this box is checked, each equity owner of the Purchaser may be required to complete and execute a separate Securities Purchase Agreement.)

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SCHEDULE 4.6

Use of Proceeds

Conduct preclinical and clinical trials for MGCD 265. and MGCD 290; and general corporate purposes.